[Form of]
Shareholder Communication for
Holders of Accenture SCA Class I Common Shares
(Including instructions)

INSTRUCTIONS

These instructions are being distributed to all holders of Class I common shares of Accenture SCA regarding participation in the 2002 Quarterly Partner Equity Transactions. You must follow the steps outlined below in order to participate in these transactions.

ACCENTURE SCA AND ACCENTURE INTERNATIONAL SARL (“SARL”) HAVE FILED A SCHEDULE TO, INCLUDING A TENDER OFFER DOCUMENT, WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) WHICH CONTAINS IMPORTANT INFORMATION WITH RESPECT TO THE TENDER OF YOUR CLASS I COMMON SHARES. YOU SHOULD READ THAT TENDER OFFER DOCUMENT CAREFULLY BEFORE MAKING ANY DECISIONS REGARDING THE TENDER OF YOUR SHARES. Accenture has made the tender offer document and all other tender offer documents filed with the SEC available to all holders of Accenture SCA Class I common shares. These documents are also available at no charge at the SEC’s website, www.sec.gov.

General Summary

Generally, the Quarterly Partner Share Transaction for holders of Accenture SCA Class I common shares will consist of a tender offer made by Accenture SCA to redeem and SARL to purchase Class I common shares of Accenture SCA. A copy of the tender offer document is attached below. The staging, timing and form of this liquidity opportunity will follow the rules and regulations prescribed by the SEC relating to tender offers.

[Attachment: “Offer to Redeem/Offer to Purchase”]

The shareholder communication is being delivered to you so that you may tender your shares, if you choose to do so. If you choose to tender your Class I common shares, then we must receive your properly completed and delivered shareholder communication by 12:00 midnight, New York City time, on December 17, 2002 (unless we extend this expiration date). You may revise the amount of your tendered shares at any time until that expiration date by delivering a new, properly completed shareholder communication. You also may withdraw your tendered shares at any time until that expiration date by delivering a new, properly completed shareholder communication in which you tender zero shares.

In order to tender your Class I common shares, you need only to deliver a properly completed shareholder communication by the expiration date. The shareholder communication is an instruction to your attorneys-in-fact under the power of attorney that you must have delivered as a condition to participation in the offer. We will forward the shareholder communication you deliver to us to your attorneys-in-fact. If you tender shares by delivering a shareholder communication, the attorneys-in-fact have advised us that, at the time of the consummation of the offer, they will effect your tender as you direct by delivering either a notice of election for redemption to Accenture SCA or by executing a share purchase agreement with SARL on your behalf. Accenture SCA will only redeem and SARL will only purchase your shares following the delivery of a notice of election for redemption or share purchase agreement by your attorneys-in-fact. The forms of the notice of election for redemption and the share purchase agreement are attached to the tender offer document as Annex A and Annex B, respectively. In addition, the attorneys-in-fact have advised us that, at the time of the consummation of the offer, they will execute on your behalf a reimbursement agreement with Accenture Finance (Gibraltar) Limited, a wholly-owned subsidiary of SARL. The form of the reimbursement agreement for shareholders that choose to have Accenture SCA redeem their shares is attached to the tender offer document as Annex C and the form of the reimbursement agreement for shareholders that choose to have SARL purchase their shares is attached to the tender offer document as Annex D.

We are providing to certain holders of Class I common shares the opportunity to deliver their shareholder communications electronically, through the Accenture Partner Matters website. We believe that this will facilitate your ability to submit your shareholder communication easily and quickly. Please note, however, that this opportunity is limited to currently active partners in certain countries. Since former partners will not have access to the website, and because certain active partners cannot submit their shareholder communications electronically due to the applicable laws of their countries of residence, some of you will be asked to deliver your shareholder communications manually. All shareholders may submit their shareholder communications manually, but we recommend the electronic delivery of your shareholder communication through the website, if that option is available to you.

As you read the instructions provided below, please make sure to follow the instructions applicable to you (based upon your country of residence and your status as either an active or former partner of Accenture).

INSTRUCTIONS FOR ELECTRONIC DELIVERY OF SHAREHOLDER COMMUNICATIONS:
CERTAIN CURRENT PARTNERS

Step One:    Determine if these instructions apply to you.

These instructions apply to you if you are a current partner resident in the United States, Denmark, Italy, Norway or Sweden. If these instructions do not apply to you, then please refer to the instructions for submitting your shareholder communication manually.

Step Two:    Follow these general instructions.

1.	Access the Partner Matters website at https://partnermatters.accenture.com.

a.
The website will provide you with the maximum number of your shares that are eligible for tender under the restrictions on transfer in the Accenture SCA common agreement and/or the Accenture SCA transfer rights agreement.

b.
Type your Enterprise ID and password, and then click on the button entitled “Partner Equity Transactions.” Next, please select from the dropdown menu “2002 Quarterly Partner Equity Transactions—Accenture SCA Shares.” Your personalized shareholder communication screen will then indicate the maximum number of your shares that are eligible for tender at this time.

2.
In the space entitled “Number of shares I wish to tender,” enter the total number of shares that you wish to tender in the tender offer. Please note that the share number that you enter cannot exceed the maximum number of shares indicated on your shareholder communication.

3.
After the text “I wish to have my shares (select one)*,” select a box to indicate whether you choose to have your shares redeemed by Accenture SCA or purchased by SARL. You should be aware that this decision may impact your tax treatment with respect to the disposition of these shares. We recommend that you consult your tax advisor prior to making a decision. In addition, please refer to the disclosure in the tender offer document (a copy of which has been disseminated to you) under “The Offer—13. U.S. Federal Income Tax Considerations”, “The Offer—14. Luxembourg Tax Considerations” and “The Offer—15. Non-U.S. Tax Considerations.”

4.
After you have read the entire shareholder communication, entered the number of shares you wish to tender and indicated whether you want your shares to be redeemed by Accenture SCA or purchased by SARL, please execute the signature page at the bottom of the screen. To properly execute the signature page, you must:

•	place a check mark (by clicking) in the box next to the text “I, [your name] have read and agree to the terms above”; and

•	click on the “Save and submit” button.

Please
note that by performing these actions, you are signing and submitting to Accenture the shareholder communication with the same effect as if you had printed, manually signed and delivered the manually signed document to Accenture.

INSTRUCTIONS FOR MANUAL DELIVERY OF SHAREHOLDER COMMUNICATIONS:
OTHER CURRENT PARTNERS

Step One:    Determine if these instructions apply to you.

These instructions apply to you if you are a current partner resident in Australia, France or Spain. If these instructions do not apply to you, then please refer to the Instructions for Manual Delivery of Shareholder Communications: Former Partners and All Other Shareholders.

Step Two:    Follow these general instructions.

1.	Access the Partner Matters website at https://partnermatters.accenture.com.

a.
The website will provide you with the maximum number of your shares that are eligible for tender under the restrictions on transfer in the Accenture SCA common agreement and/or the Accenture SCA transfer rights agreement and with the date you signed the applicable Power of Attorney.

b.
Type your Enterprise ID and password, and then click on the button entitled “Partner Equity Transactions.” Next, please select from the dropdown menu “2002 Quarterly Partner Equity Transactions—Accenture SCA Shares.” Your personalized shareholder communication screen will then indicate the maximum number of shares that are eligible for tender at this time.

2.	Manually complete your shareholder communication.

a.	Print out the attached shareholder communication.

b.
On your printed shareholder communication form, please print your name and enter the total number of shares that you wish to tender in the tender offer and the date of your Power of Attorney. Please note that the share number that you enter cannot exceed the maximum number of shares indicated on your shareholder communication on the website.

c.
On your printed shareholder communication form, check a box to indicate whether you choose to have your shares redeemed by Accenture SCA or purchased by SARL. You should be aware that this decision may impact your tax treatment with respect to the disposition of these shares. We recommend that you consult your tax advisor prior to making a decision. In addition, please refer to the disclosure in the tender offer document (a copy of which has been disseminated to you) under “The Offer—13. U.S. Federal Income Tax Considerations”, “The Offer—14. Luxembourg Tax Considerations” and “The Offer—15. Non-U.S. Tax Considerations.”

[Attachment: “Shareholder Communication”]

Step Three:    Follow these instructions specific to your country of residence.

1.	Australia: Print out the attached signature page with the heading “Current and Former Partners–Australia.” Please execute the signature page. To properly execute the signature page, you must:

•	fill in the date and place of signature;

•	sign and print your name; and

•	have two witnesses who are not related to you sign (attesting to your signature) and provide their addresses and occupations.

[Attachment: “Signature Page—Current and Former Partners—Australia”]

2.
France:    Print out three copies of the attached signature page with the heading “Current and Former Partners—France.” Please execute all three signature pages. To properly execute the signature pages, you must:

•	attach a copy of the spousal consent referred to below (if applicable);

•	fill in the date and place of signature;

•	sign and print your name; and

•	if you are married, have your spouse initial every page of the shareholder communication.

If you married, then please also print out three copies of the attached spousal consent under the heading “Spousal Consent—France.” Please have your spouse read and sign the consent. To properly execute the consents, your spouse must:

•
fill in his or her last name, first name, date and place of birth, nationality, domicile, your name, the date and place of signature, the date of execution of your previously signed Power of Attorney and the date of execution of the spousal consent delivered with the Power of Attorney; and

•	sign his or her name.

Please note that you and your spouse need only to deliver one copy of the completed shareholder communication and spousal consent. You and your spouse should retain the two additional copies.

If you are married but believe that you are not required under your marital regime to submit a consent, please contact Accenture’s Partner & AP Matters Group at +1-(312) 693-1617 or  +1-(312) 693-7329.

[Attachment: “Signature Page—Current and Former Partners—France”]

[Attachment: “Spousal Consent—France”]

3.	Spain: Print out the attached signature page with the heading “Global.” Please execute the signature page. To properly execute the signature page, you must:

•	fill in the date and place of signature;

•	sign and print your name; and

•
have your signature notarized by a Spanish notary public (if you need assistance locating a notary, please contact Accenture’s Partner & AP Matters Group at +1-(312) 693-0195, +1-(312) 693-1617 or +1-(312) 693-7329).

[Attachment: “Signature Page—Global”]

Step Four:    Deliver your completed shareholder communication.

1.	Please return the entire completed shareholder communication form (and any spousal consent) and your signature page to Accenture’s Partner & AP Matters Group. You may return these documents by:

•	faxing them to +1-(312) 652-7330, with the originals to follow by mail or overnight courier/express mail, or

•	overnight courier/express mail to:

Accenture Global Partner Matters
161 North Clark Street, 44th Floor
Chicago, IL 60601 USA

INSTRUCTIONS FOR MANUAL DELIVERY OF SHAREHOLDER COMMUNICATIONS:
FORMER PARTNERS AND ALL OTHER SHAREHOLDERS

Step One:    Determine if these instructions apply to you.

These instructions apply to you if the Instructions For Electronic Delivery of Shareholder Communications: Certain Current Partners and the Instructions For Manual Delivery Of Shareholder Communications: Other Current Partners do not apply to you. All former partners should complete their shareholder communication manually.

Step Two:    Follow these general instructions.

1.	Please print out the attached shareholder communication form.

The attached form provides you with the maximum number of your shares that are eligible for tender under the restrictions on transfer in the Accenture SCA common agreement and/or the Accenture SCA transfer rights agreement.

[Attachment: “Shareholder Communication”]

2.
On your printed shareholder communication form, please enter the total number of shares that you wish to tender in the tender offer. Please note that the share number that you enter cannot exceed the maximum number of shares indicated on your shareholder communication.

3.
On your printed shareholder communication form, check a box to indicate whether you choose to have your shares redeemed by Accenture SCA or purchased by SARL. You should be aware that this decision may impact your tax treatment with respect to the disposition of these shares. We recommend that you consult your tax advisor prior to making a decision. In addition, please refer to the disclosure in the tender offer document (a copy of which has been disseminated to you) under “The Offer—13. U.S. Federal Income Tax Considerations”, “The Offer—14. Luxembourg Tax Considerations” and “The Offer—15. Non-U.S. Tax Considerations.”

Step Three:    Follow these instructions specific to your country of residence (note that if your country is not specified then please follow the instructions for “all other countries”).

1.	United States, Denmark, Italy, Norway and Sweden: Print out the attached signature page with the heading “Global.” Please execute the signature page. To properly execute the signature page, you must:

•	fill in the date and place of signature; and

•	sign and print your name.

[Attachment: “Signature Page—Global”]

2.	Australia: Print out the attached signature page with the heading “Current and Former Partners—Australia.” Please execute the signature page. To properly execute the signature page, you must:

•	fill in the date and place of signature;

•	sign and print your name; and

•	have two witnesses who are not related to you sign (attesting to your signature) and provide their addresses and occupations.

[Attachment: “Signature Page—Current and Former Partners—Australia”]

3.
France:    Print out three copies of the attached signature page with the heading “Current and Former Partners–France.” Please execute all three signature pages. To properly execute the signature pages, you must:

•	attach a copy of the spousal consent referred to below (if applicable);

•	fill in the date and place of signature;

•	sign and print your name; and

•	if you are married, have your spouse initial every page of the shareholder communication.

If you are married, then please also print out three copies of the attached spousal consent under the heading “Spousal Consent—France.” Please have your spouse read and sign the consent. To properly execute the consents, your spouse must:

•
fill in his or her last name, first name, date and place of birth, nationality, domicile, your name, the date and place of signature, the date of execution of your previously signed Power of Attorney and the date of execution of the spousal consent delivered with the Power of Attorney; and

•	sign his or her name.

Please note that you and your spouse need only to deliver one copy of the completed shareholder communication and spousal consent. You and your spouse should retain the two additional copies.

If you are married but believe that you are not required under your marital regime to submit a consent, please contact Accenture’s Partner & AP Matters Group at +1-(312) 693-1617 or +1-(312) 693-7329.

[Attachment: “Signature Page—Current and Former Partners—France”]

[Attachment: “Spousal Consent—France”]

4.	Spain: Print out the attached signature page with the heading “Global.” Please execute the signature page. To properly execute the signature page, you must:

•	fill in the date and place of signature;

•	sign and print your name; and

•
have your signature notarized by a Spanish notary public (if you need assistance locating a notary, please contact Accenture’s Partner & AP Matters Group at +1-(312) 693-0195, +1-(312) 693-1617 or +1-(312) 693-7329).

[Attachment: “Signature Page—Global”]

5.	All Other Countries: Print out the attached signature page with the heading “Global.” Please execute the signature page. To properly execute the signature page, you must:

•	fill in the date and place of signature; and

•	sign and print your name.

[Attachment: “Signature Page—Global”]

Step Four:    Deliver your completed shareholder communication.

1.	Please return the entire completed shareholder communication form (and any spousal consent) and your signature page to Accenture’s Partner & AP Matters Group. You may return these documents by:

•	faxing them to +1-(312) 652-7330, with the originals to follow by mail or overnight courier/express mail, or

•	overnight courier/express mail to:

Accenture Global Partner Matters
161 North Clark Street, 44th Floor
Chicago, IL 60601 USA

SHAREHOLDER COMMUNICATION

2002 Quarterly Partner Equity Transactions

Accenture SCA Shares

Partner Name:

Accenture SCA Shares – 2002 Quarterly Partner Equity Transactions

Maximum number of SCA shares that you may dispose of in this tender offer:

Number of shares I wish to tender:

I wish to have my shares (please select one)*:

☐	Redeemed by Accenture SCA

☐	Purchased by SARL

*
Please note that your decision to have your SCA shares redeemed by SCA or purchased by SARL may impact your tax treatment upon disposition of your shares. While it is anticipated that partners and former partners in the U.S. and Denmark will generally seek a redemption and partners and former partners in all other countries will generally seek a sale, you are urged to contact your tax advisor to help you determine the tax consequences that apply to you.

In addition, please read carefully the disclosure in the tender offer (a copy of which has been disseminated to you) under “The Offer—13. U.S. Federal Income Tax Considerations”, “The Offer—14. Luxembourg Tax Considerations” and “The Offer—15. Non-U.S. Tax Considerations” for more information. If you have additional questions, please contact your country managing director.

To:    Attorneys-in-Fact Under the Power of Attorney Described Below

Reference is made to the Power of Attorney (“Power of Attorney”) delivered by the undersigned on [Date of POA]. Terms used but not defined herein shall have the meanings given to such terms in the Power of Attorney.

Pursuant to paragraph 1 of the Power of Attorney, the undersigned hereby notifies the Attorneys-in-Fact that the Maximum Number of Class I Common Shares to be sold or redeemed by the undersigned pursuant to any Transaction Agreement is to be calculated by you in accordance with my instructions set forth above.

The undersigned hereby (1) acknowledges the rights and powers granted by the undersigned in the Power of Attorney, (2) (A) makes, at and as of the date hereof, to and with Accenture SCA, its general partner and its subsidiaries each of the representations, warranties and agreements of each selling or redeeming shareholder set forth in the forms of any Transaction Agreement, Reimbursement Agreement and/or other agreement included on the databases, or provided to me by other means, as of the date hereof to which the undersigned will be a party, and all such representations, warranties and agreements are incorporated by reference herein and in the Power of Attorney in their entirety, (B) confirms that such representations, warranties and agreements shall be true and correct at the time of the execution of each such agreement and at the time of any sale or redemption of Class I Common Shares thereunder and (C) confirms that pursuant to Paragraph 1(e) of the Power of Attorney the Attorneys-in-Fact, or any of them acting alone, acting on behalf of the undersigned as attorneys-in-fact, are authorized to make such representations, warranties and agreements and (3) confirms that the undersigned is entitled to send this communication to the Attorneys-in-Fact without obtaining the consent of any other person (and where such consent is required, that it has been obtained or shall be obtained).

The undersigned also hereby confirms to the general partner of Accenture SCA the accuracy of the information concerning the undersigned and the undersigned’s holdings of Class I Common Shares provided to the general partner of Accenture SCA or any subsidiary thereof by the undersigned and agrees with the general partner of Accenture SCA immediately to notify the general partner of Accenture SCA and promptly (but in any event within two business days thereafter) to confirm the same in writing if there should be any change affecting the accuracy of such information.

This communication shall be governed by, and construed in accordance with, the laws of the State of New York. Any and all disputes arising out of, relating to or in connection with this communication shall be governed in all respects by the dispute resolution provisions of Paragraph 7 of the Power of Attorney.